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                   CONSULTING AGREEMENT

     THIS AGREEMENT FOR CONSULTING SERVICES (the
"Agreement") is entered into and effective as of August 15, 2001 by and between Kellee Wallace, of 4438 South 166th
Street, Seattle, WA 98188 (the "Consultant"), and Green
Fusion Corporation, a Corporation ("Green Fusion").

1.   RECITAL

     This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

1.1 Green Fusion desires to engage the services of the Consultant to assist it with respect to business development.

1.2 The Consultant desires to provide such business development services to Green Fusion as a contractor and pursuant to the terms and conditions set forth herein.

2.   NATURE AND EXTENT OF CONSULTING SERVICES

2.1  Term of Agreement
     -----------------
     This Agreement shall be for a term
     of 12 months and shall terminate on August 15, 2002.

2.2  Duties of Consultant
     --------------------
     During the term of this
     Agreement, Consultant shall provide advice to undertake for and consult with Green Fusion concerning the Company's business development. More specifically, the Consultant will undertake at the specific request of Green Fusion to obtain new wholesale distribution contracts for Brussels Chocolates.

2.3  Devotion to Duty
     ----------------
     Consultant agrees to devote such
     time as is reasonable on an "as needed" basis with respect to the subject business development services. Consultant is free to represent or perform services for other clients, provided it does not interfere with the duties contained in this Agreement.

2.4  Duties of Green Fusion
     ----------------------
     Green Fusion shall provide
     Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.

2.5  Compensation
     ------------
     In consideration of entering into this Agreement, Green Fusion shall issue to Consultant a total of 125,000 shares of Green Fusion's common stock which shares are fully paid upon the execution hereof and the binding of the Consultant to the obligations herein.

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2.6  Nondisclosure of Information
     ----------------------------
     Consultant agrees that
     it will not at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any information of any kind, nature or description concerning any matters affecting or relating to the business of Green
     Fusion.

2.7  Assignment of Agreement
     -----------------------
     Due to the personal nature of
     the services to be rendered by the Consultant, this Agreement may not be assigned by the Consultant without the prior written consent of Green Fusion.

2.8  Prohibited Activities
     ---------------------
     Consulting services provided
     under this agreement shall not include:
   * services in connection with the offer or sale of securities in a capital-raising transaction;
   * services that directly or indirectly promote or maintain a market for the securities of Green Fusion including without limitation the dissemination of information that reasonably may be expected to sustain or raise or otherwise influence the price of the securities;
   * services providing investor relations or shareholder communications;
   * consultation on mergers that take a private company public;
   * consultation in connection with financing that involves any securities issuance, whether equity or debt.

3.   CO-OPERATION, ARBITRATION, INTERPRETATION, MODIFICATION
     AND ATTORNEY FEES

3.1  Co-operation of Parties
     -----------------------
     The parties further agree that
     they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and prefect the purposes of this Agreement.

3.2  Arbitration
     -----------
     The parties hereby submit all
     controversies, claims, and matters of difference arising out of this Agreement to arbitration in the Province of British Columbia, according to the rules and practices of the Canadian Arbitration Association.
     This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of British Columbia.

3.3  Interpretation of Agreement
     ---------------------------
     The parties agree that
     should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favour of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

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3.4  Modification of Agreement
     -------------------------
     This Agreement may be
     amended or modified in any way and at any time by an instrument in writing, signed by each of the parties hereto, stating the manner in which it is amended or modified. Any such writing amending or modifying of this Agreement shall be attached to and kept with this Agreement.

3.5  Legal Fees
     ----------
     If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable legal fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

3.6 Entire Agreement
     ----------------
     This Agreement constitutes the entire
     Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and cancelled by this Agreement.

3.7  Counterparts
     ------------
     This Agreement may be signed in one or
     more counterparts.

3.8  Facsimile Transmission Signatures
     ---------------------------------
     A signature received
     pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.


DATED this 15th day of August, 2001.

/s/ L. Evan Baergen                   /s/ Kellee Wallace
--------------------------            --------------------------
L. Evan Baergen, President            Kellee Wallace
Green Fusion Corporation